EXECUTIVE SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT is made and entered into effective this 22nd day of April, 2008, by and between SAN JOAQUIN BANK, a corporation organized under the laws of the State of California (hereinafter referred to as the "Employer"), and Philip McLaughlin, an individual residing in the State of California (hereinafter referred to as the "Executive").

RECITALS

     WHEREAS, the Executive is an employee of the Employer and is serving as its Senior Vice President;

     WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

     WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

     WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's designated beneficiaries, as the case may be;

     NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

AGREEMENT

1. Terms and Definitions.

     1.1 ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

     1.2 ANNUAL BENEFIT. The term "Annual Benefit” shall mean an annual amount of Fifty Thousand Dollars ($50,000).

     1.3 APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A," attached hereto, which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date the Executive's employment terminates for purposes of this Agreement. In the event that Executive's employment with Employer is terminated other than by reason of death, Disability or Retirement on the part of the Executive, Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive's employment is terminated.

     1.4 BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit B, to receive any payments to be made after the death of the Executive. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

     1.5 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

     1.6 DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these shall mean an illness or incapacity which, having continued for a period of one hundred eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by the Employer after consultation with an independent physician selected by mutual agreement of the parties. In no event shall the Executive be treated as Disabled if the Executive is performing services in any capacity for a "competitor," as defined in section 3.6.

1.7 EFFECTIVE DATE. The term "Effective Date" shall mean January 31, 2008.

     1.8 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.9 PLAN YEAR. The term "Plan Year" shall mean the calendar year.

     1.10 RETIREMENT. The term "Retirement" or "Retires" shall refer to the date (on or after the Retirement Date) on which the Executive gives notice of his intent to retire and substantially reduces the scope of his employment with the Employer.

     1.11 RETIREMENT DATE. Retirement Date means the date the Executive reaches age sixty-five (65).

2. Scope, Purpose and Effect.

     2.1 CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer, nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the

Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

     2.2 FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3. Payments of Annual Benefit.

     3.1 PAYMENTS AT OR AFTER RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until his Retirement Date, the Annual Benefit, as defined above, shall be paid in the form of a Single Life Annuity. Each year the Annual Benefit will be paid in twelve (12) equal monthly payments on the first day of each month during the year, beginning with the month following the Retirement Date.

If the Executive continues employment after his Retirement Date, payment of his Annual Benefit shall commence beginning with the month following the actual Retirement Date. The Annual Benefit will be actuarially adjusted to reflect the increased or decreased life expectancies, respectively, over which the Annual Benefit is to be paid. For purposes of making such actuarial adjustments, life expectancy shall be computed using the expected return multiples in Table V of Section 1.72 -9 of the United States Federal Treasury Regulations and a capitalization rate of five percent (5%).

     3.2 PAYMENTS IN THE EVENT OF DEATH. If the Executive dies while in the employment of the Employer before he actually Retires, the Employer will pay the Executive's Annual Benefit for a period of five years (sixty months) to his named beneficiary beginning with the month following the Executive’s death. In the event the Executive dies after he has Retired but prior to receiving the Annual Benefit for five years (sixty months), his beneficiary shall receive the Annual Benefit for the period beginning the month following the Executive’s death and ending five years (sixty months) following the Executive’s Retirement.

     3.3 PAYMENTS IN THE EVENT OF DISABILITY. If the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall be entitled to be paid the Applicable Percentage of the Annual Benefit, as set forth on Schedule "A," for life, with such payments commencing the month after the Executive is determined to be Disabled as defined in Section 1.6. In the event that the payments commence prior to Executive’s attainment of age 65, such payments shall be discounted to the present value of the Applicable Percentage of the Annual Benefit at age 65 using a discount rate of five percent (5.0%) .

     3.4 PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED BY REASON OTHER THAN DISABILITY OR RETIREMENT. As indicated in section 2.1 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist. In the event that the employment of the Executive is terminated prior to the Retirement Date for any reason other than by reason of Disability, the Executive shall be entitled to be paid the Applicable Percentage of the Annual Benefit, as determined by the applicable years of service at the time of the

Executive's termination of employment with the Employer. The method for paying such amount shall be a Single Life Annuity, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age.

     3.5 PAYMENTS IN THE EVENT THE EXECUTIVE TERMINATES SERVICE PRIOR TO AGE 65. If the Executive terminates employment with the Employer prior to attaining age 65, the Executive shall be entitled to be paid the Applicable Percentage of the Annual Benefit, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, and payments shall commence at age 65.

     3.6 NON-COMPETITION WITH EMPLOYER No payments shall be made under sections 3.4 or 3.5 during any period in which the Executive performs services for a competitor of the Employer, and such payments shall be forfeited. The term "competitor" shall refer to a business entity conducting a business competitive to one conducted by Employer, but only if the Executive is providing services in a California county where Employer conducts business.

     4. RABBI TRUST. The Employer shall establish a grantor trust (commonly referred to as a "rabbi trust") and contribute assets to such trust to provide for the payment of the amounts which may become payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. The Executive shall not have any ownership interest in the assets held in such trust. The assets of such trust shall only be available to the Employer in the event of bankruptcy or insolvency of the Employer, in which case the benefits shall be available to the Employer's general creditors.

     5. TAX TREATMENT. The Employer's obligation to pay benefits under this Agreement is not contingent on the tax treatment of any such benefits, regardless of whether there is a change in the law with respect to the tax treatment of such benefit after the Effective Date of this Agreement.

     6. CLAIMS PROCEDURE. The Employer shall notify the Executive or the Executive's beneficiary ("Claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Employer determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reason for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     7. REVIEW PROCEDURE. If the Claimant is determined by the Employer not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Employer by filing a petition for review with the Employer within sixty (60) days after receipt of the notice issued by the Employer. Said petition shall state the specific reason which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Employer of the petition, the Employer shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Employer orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents.

The Employer shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period, at the election of the Employer, but notice of this deferral shall be given to the Claimant.

     8. STATUS OF AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse nor the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) except as expressly provided for herein, none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

     9. COVENANT NOT TO INTERFERE. The Executive agrees to provide written consent to be insured by the Employer and to have the Employer or a trust established by the Employer be the beneficiary of such life insurance. The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy or annuity which the Employer or the trust described in section 4 may happen to own at the time of the Executive's Retirement or death and of which the Employer is the designated beneficiary.

10. MISCELLANEOUS.

     10.1 OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

     10.2 LARCENY CONVICTION. In the event that the Executive is duly convicted by a court of competent jurisdiction of a felony charge of robbing or embezzling from the Employer whereby the Employer suffers loss, then upon such conviction, the Employer is not obligated to make any payments provided by this Agreement or any further payments, if payments have already begun. This section 10.2 is not intended to put the Executive's receipt of payments in jeopardy for business decisions made during the ordinary course of employment.

     10.3 ATTORNEYS' FEES. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

     10.4 NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to the Employer: Bruce Maclin Chairman of the Board San Joaquin Bank Post Office Box 9129 Bakersfield, CA 93389 If to the Executive: Philip McLaughlin 9509 Valley Oak Court Bakersfield, CA 93311

     10.5 ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owned by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

     10.6 BINDING EFFECT/MERGER OF REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns.

     10.7 NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

     10.8 PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Agreement is determined by a court to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

     10.9 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

     10.10 MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

     10.11 PARAGRAPH HEADING. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

     10.12 GOVERNING LAW. The laws of the State of California, except to the extent preempted by any federal laws of the United States and, where applicable, the rules and regulations of (i) the California Department of Financial Institutions; (ii) the Board of Governors of the Federal Reserve System; or (iii) any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

     10.13 CODE SECTON 409A. This Agreement is intended to conform to the provisions of Code Section 409A and each provision of the Agreement shall be interpreted and administered accordingly. In the event that any provision that is necessary for the Agreement to comply with Section 409A is determined by the Committee to have been omitted, such omitted provision shall be deemed included in the Agreement and is hereby incorporated as part of the Agreement.

     10.14 UNFUNDED AGREEMENT. The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Bakersfield, California.

EMPLOYER:

EXECUTIVE:

SAN JOAQUIN BANK

_______________________ Bruce Maclin, Chairman

____________________ Philip McLaughlin

__________________________ Bart Hill, President

SCHEDULE A

NUMBER OF COMPLETE YEARS WHICH
HAVE ELAPSED SINCE EFFECTIVE
DATE OF THIS PLAN	APPLICABLE PERCENTAGE

1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%

EXHIBIT B

BENEFICIARY DESIGNATION FORM

     FOR AMENDED AND RESTATED EXECUTIVE SALARY CONTINUATION AGREEMENT

PRIMARY BENEFICIARY:

Name

Address

Relationship

SECONDARY (CONTINGENT) BENEFICIARIES:

Name

Address

Relationship

Percentage

Any sum payable under the Executive Salary Continuation Agreement after my death shall be paid to the Primary Beneficiary, if she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.